                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report included in this registration statement, and to the incorporation by reference in this registration statement of our report dated February 22, 2000 included in Park Place Entertainment Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in or made a part of this Amendment No. 1 to Form S-4 registration statement.


                                                     /s/ ARTHUR ANDERSEN LLP


Las Vegas, Nevada
May 1, 2000